Exhibit 99.1


  Advanced BioPhotonics Inc. and The Hospital of The University of Pennsylvania
                       Enter Pilot Site Research Agreement

     BOHEMIA, N.Y.--(BUSINESS WIRE)--June 1, 2006--

         Hospital of The University of Pennsylvania To Serve As A Pilot
        Research Site To Investigate The Unique Use Of Company's DIRI(R)
           Technology In Identifying Perforator Vessels In Plastic And
                        Reconstructive Surgery Procedures

     Advanced BioPhotonics Inc. (OTCBB: ABPH) a developer of next generation medical imaging applications using advanced infrared technology announced today that it has entered into an agreement with Hospital of The University of Pennsylvania - HUP, Department of Surgery. HUP will participate in the company's multi-center clinical trial investigating the use of Advanced BioPhotonics' proprietary DIRI(R) method of dynamic infrared imaging in mapping vascular perforator blood vessels in Plastic and Reconstructive Surgery procedures.
     "HUP is the second luminary medical center to join this multi-center trial. The company is conducting this clinical trial as a follow up to an earlier study done at the University of Geneva, Switzerland. The results of the earlier study showed great promise for the use of DIRI(R) dynamic infrared imaging in the localization of perforator blood vessels in flap procedures performed in Plastic and Reconstructive Surgery. This study represents an important surgical application that promises to shorten O.R. procedure times by providing surgeons with anatomical information and measurements not readily available with alternative imaging techniques," said Robert Ellis, Senior Vice President of Advanced BioPhotonics. "We are honored to be working with The University of Pennsylvania Department of Surgery on this application."
     To conduct this study, which is scheduled to begin within two weeks, HUP will utilize the Company's patented BioScanIR(R) System, a functional medical imaging modality that provides a fast, non-invasive, radiation-free method for detecting diseases that affect perfusion and reperfusion in human tissue. The agreement is for a period of one year.
     Joseph M. Serletti, M.D., Chief, Division of Plastic Surgery at the Hospital of The University of Pennsylvania had the following comments: "This new technology will allow us to make faster intraoperative decisions, reducing operative time while making our reconstructions more reliable. This new imaging will also allow us to continue to limit the donor site dissection leading to faster and fuller recoveries for our patients."
     The company expects two additional luminary medical institutions to join this trial in the next several weeks and expects to conclude the trial in September 2006.
     "This is a very exciting and important application for our technology," said Denis O'Connor, Chief Executive Officer of Advanced BioPhotonics. "We are confident that the results of this trial will demonstrate excellent clinical utility and provide the company with the opportunity to generate revenue later this year."

     About Advanced BioPhotonics

     Advanced BioPhotonics Inc. (OTCBB: ABPH) headquartered in Bohemia, New York, is an innovative developer of medical imaging applications using advanced infrared technology. Advanced BioPhotonics provides imaging technology for clinicians and researchers for use in the detection and management of diseases affecting perfusion or reperfusion of tissue or organs.
     Advanced BioPhotonics's mission is to improve the quality and cost-effectiveness of healthcare services and research through identifying, acquiring and adapting high-resolution infrared technology for biomedical applications. For more information about the Company and its technology, please visit http://www.advancedbp.com/.

     This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe", "estimate", "project", "expect" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company's products and services in the marketplace, the ability of the Company to develop effective new products and receive governmental approvals of such products, competitive factors, dependence upon third-party vendors, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.


     CONTACT: Advanced BioPhotonics Inc.
              Denis O'Connor, 631-244-8244
              doconnor@advancedbp.com
              or
              Robert P. Ellis, 631-244-8244
              rellis@advancedbp.com
              or
              Investors:
              The Investor Relations Group
              Erika Moran / Tom Caden
              212-825-3210